Exhibit 2.1

EXECUTION COPY

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Agreement and Plan of Merger dated as of September 28, 2015 (the “Merger Agreement”), among ENERGY TRANSFER CORP LP, a Delaware limited partnership (“TopCo”), ENERGY TRANSFER CORP GP, LLC, a Delaware limited liability company and the general partner of TopCo (f/k/a ETE Corp GP, LLC) (“TopCo GP”), ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (“Parent”), LE GP, LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP”), ENERGY TRANSFER EQUITY GP, LLC, a Delaware limited liability company (“ETE GP”), and THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), is entered into as of this 1st day of May, 2016, among TopCo, TopCo GP, Parent, Parent GP, ETE GP and the Company.

WHEREAS the parties hereto wish to amend the Merger Agreement in the manner set forth in this Amendment; and

WHEREAS, pursuant to Section 7.03 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed on behalf of each of TopCo, TopCo GP, Parent, Parent GP, ETE GP and the Company.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Merger Agreement.

SECTION 2. Amendments to the Merger Agreement.

(a) The first sentence of Section 2.03(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“TopCo shall mail or cause to be mailed or delivered, as applicable, the Form of Election to record holders of Company Common Stock as of the record date for the Company Stockholders’ Meeting on the same date (the “Mailing Date”) that the Proxy Statement is mailed by the Company to its stockholders.”

(b) The third sentence of Section 2.03(d) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“As used herein, unless otherwise jointly agreed in advance by the Company and TopCo, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date that is the earlier of (a) the twentieth (20th) business day after the Mailing Date and (b) three (3) business days prior to the anticipated Closing Date.”

SECTION 3. Limited Amendment. Except as specifically amended hereby, the Merger Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof without any further modification thereto. From and after the date hereof, any reference to the “Merger Agreement” shall mean the Merger Agreement as amended hereby.

SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or by attachment to electronic mail in portable document format (.pdf)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws and judicial decisions of the State of Delaware applicable to agreements executed and performed entirely within such state, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 6. Specific Enforcement; Consent to Jurisdiction. (a) The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Amendment were not performed in accordance with its specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor and that the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into the Merger Agreement or this Amendment. It is accordingly agreed that, the Company and Parent shall be entitled to an injunction or injunctions to prevent breaches of this Amendment and to enforce specifically the performance of the terms and provisions of this Amendment without proof of actual damages. The parties hereto further agree not to assert that a remedy of specific enforcement by the Company or Parent is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Company or Parent otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that either the Company or Parent seeking an order or injunction to prevent breaches of this Amendment and to enforce specifically the terms and provisions of this Amendment in accordance with this Section 6 shall not be required to provide any bond or other security in connection with any such order or injunction.

(b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or if such court declines to accept jurisdiction over a particular matter, any state or Federal court within the state of Delaware) for the purposes of any suit, action or other proceeding arising out of or relating to this Amendment and the rights and obligations hereunder or for the recognition and enforcement of any judgment in respect of this Amendment and the rights and obligations arising hereunder. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any actions relating to this Amendment in any court other than the aforesaid courts. Each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Amendment, (x) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper, or (3) this Amendment, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.02 of the Merger Agreement; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

SECTION 7. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS Amendment, THE MERGER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.

[Signature pages follow]

IN WITNESS WHEREOF, the Company, TopCo, TopCo GP, Parent, Parent GP and ETE GP have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THE WILLIAMS COMPANIES, INC.

By:
/s/ Donald R. Chappel
Name: Donald R. Chappel
Title: Senior Vice President & Chief Financial Officer

ENERGY TRANSFER CORP LP By: ENERGY TRANSFER CORP GP, LLC, its general partner

By:
/s/ Kelcy L. Warren
Name: Kelcy L. Warren
Title: Authorized Representative

ENERGY TRANSFER CORP GP, LLC

By:
/s/ Kelcy L. Warren
Name: Kelcy L. Warren
Title: Authorized Representative

ENERGY TRANSFER EQUITY, L.P. By: LE GP, LLC, its general partner

By:
/s/ John W. McReynolds
Name: John W. McReynolds
Title: President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

LE GP, LLC

By:
/s/ John W. McReynolds
Name: John W. McReynolds
Title: President

ENERGY TRANSFER EQUITY GP, LLC

By:
/s/ John W. McReynolds
Name: John W. McReynolds
Title: President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]